SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 7, 2016. The Annual Meeting will begin at 9:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.
As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report. The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Dr. Roger Hagengruber
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
June 7, 2016

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GSE Systems, Inc. (the "Company") will be held on June 7, 2016, at 9:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784 and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect two Class III directors to serve until the 2019 Annual Meeting and until their respective successors are elected and qualified;

2. To vote on a non-binding resolution to approve the Company's executive compensation;

3. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP, independent registered public accountants, as the Company's independent registered public accountants for the fiscal year ending December 31, 2016;

4. To approve the Company's 1995 Long-Term Incentive Plan (as Amended and Restated effective April 22, 2016); and

5. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 15, 2016 as the record date for the Annual Meeting. Owners of the Company's common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Jeffery G. Hough
Senior Vice President, Chief Financial Officer,
and Treasurer
Sykesville, Maryland
April 27, 2016

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 7, 2016

GENERAL ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting (the "Annual Meeting") of stockholders of GSE Systems, Inc. (the "Company") to be held on Tuesday, June 7, 2016 at 9:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  Proxies are hereby being solicited by the Board of Directors.  The notice of the Annual Meeting will be mailed to stockholders on or about April 27, 2016, which was the date electronic materials were first made available to the stockholders.
Electronic Document Delivery
Why didn't I receive paper copies of the proxy materials in the mail?
As permitted by the rules of the Securities and Exchange Commission ("SEC"), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder. If you received only an Important Notice Regarding the Availability of Proxy Materials (the "Notice") by mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.	Election of two Class III directors;
2.	Approval of a non-binding resolution to approve the Company's executive compensation;
3.	Ratification of the selection of BDO USA, LLP as the Company's independent registered public accountants;
4.	Approval of the Company's 1995 Long-Term Incentive Plan (as amended and restated April 22, 2016); and
5.	Any other matters properly brought before the meeting.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class III directors,  Kyle J. Loudermilk and Christopher D. Sorrells, and FOR proposals 2, 3, and 4.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting, requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 15, 2016 (the "Record Date") are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether we have a quorum for the conduct of business.

Proposal 1:  Election of Directors.  Directors are elected by a plurality. There are two Class III directors to be elected at the Annual Meeting.  Thus, the persons receiving the two highest number of votes will be elected as Class III directors.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for Class III directors are Kyle J. Loudermilk and Christopher D. Sorrells.

Proposal 2:  Approval of a Non-binding Resolution to Approve the Company's Executive Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.

Proposal 4:  Approval of the Company's 1995 Long-Term Incentive Plan (as amended and restated April 22, 2016).  The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal. Under NYSE MKT Stock Exchange ("NYSE MKT") listing standards, however, abstentions are treated as votes cast and will have the same effect as a vote against Proposal 4.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of the Company's common stock ("Common Stock") on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 17,953,723 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?
If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the "Transfer Agent")), there are four ways to vote:
Telephone Voting: You may vote by telephone by calling the toll-free telephone number indicated in the Notice or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet Voting: You may vote electronically over the Internet by logging on to the website indicated in the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.
Vote at the Meeting: You may cast your vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.
Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 6, 2016. Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.
Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy. If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.
How do I vote if I hold my shares in "street name?"
If you hold shares in "street name," you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?
If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.
If your shares are held in street name, your broker can only cast a vote on your behalf on "routine" matters under applicable NYSE MKT rules.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a "broker non-vote".
The Election of Directors, the Approval of the Non-binding Resolution to Approve the Company's Executive Compensation, and the Approval of the 1995 Long-Term Incentive Plan (as amended and restated April 22, 2016) are not considered to be "routine" matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the Selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2016 is considered a "routine" matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?
Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.
If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the Annual Meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 7, 2016. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are the Company's principal executive offices?

The principal executive offices of the Company are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 and our telephone number is (410) 970-7800.

How can I obtain additional information about the Company?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Form 10-K"), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2015 Form 10-K will be furnished with the 2015 Form 10-K. Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company's reasonable expenses incurred in furnishing the requested exhibits.   In addition, the 2015 Form 10-K can be found on the Company's website, www.gses.com, under Investors/Financial Information.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting, other than with respect to the executive compensation proposal and the proposal to amend the Company's 1995 Long-Term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Named Executive Officers"); and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date. The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

	GSE Common Stock
	Amount and Nature		Percent of
Name of Beneficial Owner	of Beneficial Ownership (A)(1)		Class (B)(1)

Beneficial Owners:
NGP Energy Technology Partners II, L.P.	2,616,525	(2)	14.6%
1700 K St NW, Suite 750
Washington, DC 20006

Sherleigh Associates Inc. Profit Sharing Plan	1,432,694	(3)	8.0%
80 Columbus Circle PH76A
New York, NY 10023

S Squared Technology, LLC	1,186,712	(4)	6.6%
515 Madison Avenue
New York, NY 10022

Angeleno Investors III, L.P.	930,101	(5)	5.2%
2029 Century Park East, Suite 2980
Los Angeles, CA 90067

Board and Management (former and current):

James A. Eberle	240,000	(6)	1.3%
Jeffery G. Hough	145,741	(7)	*
Gill R. Grady	140,100	(8)	*
Lawrence M. Gordon	120,000	(9)	*
Christopher D. Sorrells	97,069	(10)	*
Roger L. Hagengruber	81,000	(11)	*
Kyle J. Loudermilk	70,604	(12)	*
Jane Bryant Quinn	56,833	(13)	*
Sheldon L. Glashow	56,438	(14)	*
Joseph W. Lewis	51,000	(15)	*
Bahram Meyssami	24,000	(16)	*
Paul Abbott	18,900	(17)	*
Directors and Executive Officers	741,685	(18)	4.0%
as a group (10 persons)

* Less than one percent.

(A)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.

(B)	Applicable percentages are based on 17,953,723 shares outstanding on April 15, 2016, adjusted as required by rules promulgated by the SEC.

(1)  Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options that may be exercised within 60 days of the Record Date are exercised in full only by the named beneficial owner or members of the group and (ii) no other options are exercised.

(2)  Based on a Schedule 13D/A filed with the SEC on May 17, 2012 by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch. The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons' pecuniary interest therein.

(3)  Based on a Schedule 13G/A filed with the SEC on February 6, 2015 by Jack Silver, Trustee of the Sherleigh Associates Inc. Profit Sharing Plan.  Such shares of Common Stock are beneficially owned by the reporting persons and held by Sherleigh Associates Inc. Profit Sharing Plan.

(4)  Based on a Schedule 13G/A filed with the SEC on February 10, 2016 by S Squared Technology, LLC ("SST") on its own behalf and on behalf of Seymour L. Goldblatt and Kenneth A. Goldblatt.  SST is a registered investment adviser and Seymour and Kenneth Goldblatt are control persons of SST.   Seymour and Kenneth Goldblatt disclaim any beneficial ownership interest of the shares held by any funds for which SST acts as an investment adviser, except for that portion of such shares that relates to their economic interest in such shares, if any.

(5)  Based on a Schedule 13D/A filed with the SEC on January 26, 2016 by Angeleno Investors III, L.P., on its own behalf and on behalf of Angeleno Group Management III, LLC and Angeleno Group LLC.

(6)  Includes 240,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Eberle.

(7)  Includes 5,741 shares of Common Stock owned directly by Mr. Hough and 140,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough.

(8)  Includes 100 shares of Common Stock owned directly by Mr. Grady and 140,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Grady.

(9)  Includes 10,000 shares of Common Stock owned directly by Mr. Gordon and 110,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gordon.

(10)  Includes 66,069 shares of Common Stock owned directly by Mr. Sorrells and 31,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.

(11)  Includes 30,000 shares of Common Stock owned directly by Dr. Hagengruber and 51,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber.

(12)  Includes 70,604 shares of Common Stock owned directly by Mr. Loudermilk.

(13)  Includes 56,833 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn.

(14)  Includes 5,438 shares of Common Stock owned directly by Dr. Glashow and 51,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow.

(15)  Includes 51,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis.

(16)  Includes 24,000 shares of Common Stock owned directly by Dr. Meyssami.

(17)  Includes 18,900 shares of Common Stock owned directly by Mr. Abbott.

(18)  Includes 220,852 shares of Common Stock owned directly by the directors and executive officers and 520,833 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Independent Directors

Name		Age	Title

Sheldon L. Glashow	(1)	83	Director
Roger L. Hagengruber	(1)(3)	73	Director, Chairman of the Board
Joseph W. Lewis	(1)(2)	81	Director, Chairman of the Audit Committee
Jane Bryant Quinn	(2)(3)	77	Director, Chairman of the Compensation Committee

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee

Directors who are also Executive Officers

Name		Age	Title

Kyle J. Loudermilk	(4)	48	Director, Chief Executive Officer, President
Christopher D. Sorrells	(5)	47	Director, Interim Chief Operating Officer

(4) Chief Executive Officer, President, and Director effective August 3, 2015
(5) Appointed Interim Chief Operating Officer effective August 25, 2015

Executive Officers

Name	Age	Title

Paul T. Abbott	49	Senior Vice President of Training, President of Hyperspring
Sean M. Fuller	50	Senior Vice President of Sales
Gill R. Grady	58	Senior Vice President of Corporate Business Development
Jeffery G. Hough	61	Senior Vice President, Chief Financial Officer, Treasurer
Bahram Meyssami	54	Senior Vice President, Chief Technology Officer
Daniel W. Pugh	49	Senior Vice President, General Counsel & Risk Management Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors.

Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no family relationships between any directors or executive officers.

Independent Directors

Sheldon L. Glashow, Ph.D.  Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also served on the Board of RedStorm Scientific, Inc., a computational drug design company, until 2009. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

As a winner of the Nobel Prize in Physics in 1979 and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, Dr. Glashow's breadth of knowledge in multiple scientific disciplines makes him a valued and important contributor to our Board.

Roger L. Hagengruber, Ph.D.  Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. He served as the Senior Security Officer at Los Alamos National Laboratory, retiring in 2008, and retired in 2009 from the University of New Mexico ("UNM") where he was Associate Vice President for Research.  Dr. Hagengruber served for three years on the Nuclear and Radiation Studies Board of the National Academy of Science and was a member of the American Physical Society Policy Committee.  He is now a Fellow of the American Physical Society and is a member of the Defense Threat Reduction Agency Basic Research Review Committee.  He also has status as Senior Vice President Emeritus at Sandia National Laboratories and is Emeritus Director of the Institute for Public Policy at UNM.  Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

As a former senior executive for National Security and Arms Control at the Sandia National Laboratories, Dr. Hagengruber brings management experience, an understanding of the Company's technology and business acumen to our Board.  Dr. Hagengruber has a deep understanding of the Company and its operations, having served on our Board since 2001.  Dr. Hagengruber's experience makes him a valued and important contributor to our Board.

Joseph W. Lewis.  Mr. Lewis has served as a director of the Company since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice-President with responsibilities for its Controls Group. Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chairman of the Board from 2003 to 2009.

As a former senior executive to a company in our industry, Mr. Lewis brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Lewis has a deep understanding of the Company and its operations, having served on our Board since 2000 and as Chairman of the Audit Committee since 2003.  Mr. Lewis's experience makes him a valued and important contributor to our Board.

Jane Bryant Quinn.  Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation's leading experts on personal finance.  She currently writes a monthly column for AARP and has authored several books on personal finance.  She is the co-founder of DailyVoice.com, an online community news company.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Ms. Quinn, as one of the nation's leading experts on personal finance, brings financial knowledge and business acumen to our Board.  Ms. Quinn's experience makes her a valued and important contributor.

Directors who are also Executive Officers

Kyle J. Loudermilk.  Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors. He is a technology executive whose 25 year career has focused on growing technology companies through organic growth, geographic expansion and M&A, creating significant shareholder value along the way.

Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure. Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology. He began his career as a Process Engineer for Mobil Oil Corporation. He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.

Mr. Loudermilk's extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.

Christopher D. Sorrells.  Mr. Sorrells has served as our Interim Chief Operating Officer since August 2015 and as a member of our Board of Directors since March 2012.  Immediately prior to joining the Company, Mr. Sorrells was a Managing Director at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  Prior to NGP, Mr. Sorrells worked at Clarity Partners, a private equity firm based in Los Angeles. Before Clarity Partners, Mr. Sorrells worked as an investment banker in New York for 6 years, first as an Associate with Salomon Smith Barney and eventually as a Principal with Banc of America Securities. Mr. Sorrells is also a member of the board of directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels.  Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells' financial background and the extensive operational knowledge and expertise he gained working with a variety of energy, power, and clean technology companies make him a skilled advisor, who provides critical insight into operations, strategic planning, and financial matters.

Executive Officers

Paul T. Abbott.  Mr. Abbott is the President of Hyperspring LLC, a GSE subsidiary. He has been a principal of Hyperspring helping grow that business since 2007. Prior to joining Hyperspring, he was a senior reactor operator at two different U.S. nuclear facilities and served in the U.S. Navy. He earned his B.S. in Nuclear Engineering Technology from Excelsior College.

Sean M. Fuller.  Mr. Fuller is GSE Systems' Senior Vice President of Sales. Mr. Fuller specializes in delivering value to the power industry as he has done for more than 25 years for the General Electric Company ("GE") and affiliated companies. He joined GSE on March 22, 2016, from GE Hitachi Nuclear Energy, a global company serving the nuclear industry where he served as the Regional Vice President of Sales for Fuel and Services and prior to that as Vice President Global Services Sales.  Since 2010, Mr. Fuller has had responsibility for delivering $350M of annual sales for GE Hitachi's nuclear business as the Global Services Sales Leader for reactor maintenance and asset management, and most recently as the VP of Regional Sales for Fuel & Services in the U.S.  In both roles he led a team of sales people focused on delivering value to the commercial nuclear power industry that support orders and backlog growth for GEH.  In addition to commercial sales Mr. Fuller also lead the relationship aspect of the operation for marketing and customer focused innovation.  He holds a B.S. in Mechanical-Nuclear Engineering from Worcester Polytechnic Institute and is a certified Six Sigma Black Belt.

Gill R. Grady.  Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company's Marketing and Business Development.  Prior to September 1999, he was responsible for Eastern European, Process Industry and Department of Energy business operations. He has also held numerous senior management positions in business operations, marketing and project management with the Company as well as several administrative functions such as investor relations, human resources, contract administration and information technology.  He has been employed by the Company or predecessor companies since 1980.

Jeffery G. Hough.  Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Bahram Meyssami, Ph.D.  Dr. Meyssami joined the Company as its Chief Technology Officer on December 1, 2015.  He brings to GSE more than 25 years of experience in complex enterprise-level software development and delivery for engineering, education, and analytics.  From February 2012 until he joined the Company, Mr. Meyssami was the Senior Director of Data Analysis in the Office of Analytics at the University of Maryland University College.  He served as Director of Software Development, Technology at Ellucian, Inc. (formerly Datatel, Inc.) from March 2010 to January 2012.  Before that he was Vice President, Technology for Three Stage Media, Inc. (formerly BDMetrics) from July 2005 to February 2010.  In general, he has held multiple technology leadership roles in several organizations developing state-of-the-art software technology and growing effective technology teams focused on delivery of customer-aligned value.  He holds a B.S., M.S. and Ph.D. in chemical engineering from the University of Maryland College Park.

Daniel W. Pugh.  Mr. Pugh joined the Company as its Senior Vice President, General Counsel and Risk Management Officer and Corporate Secretary on February 1, 2016.  He is a business attorney with more than 21 years of experience working with technology-enabled software and service companies.  Mr. Pugh's core areas of expertise are licensing software, negotiating contracts, developing and commercializing technology, establishing intellectual property, and creating best in class corporate practices.  From October 2010 through January 2015, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc., a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  He holds a Bachelor of Science degree from the Massachusetts Institute of Technology, a Juris Doctorate degree from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a MBA degree from the University of Maryland Smith School of Business. Mr. Pugh also is a Certified Financial Risk Manager (FRM).

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of the Company, monitors the performance of management and elects the executive officers of the Company.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The Company's Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.

Both of the current Class III directors (Kyle J. Loudermilk and Christopher D. Sorrells) are standing for re-election for a three-year term at the Annual Meeting.  Class I directors (Dr. Sheldon L. Glashow and Dr. Roger Hagengruber) serve until the 2017 Annual Meeting.  Class II directors (Joseph W. Lewis and Jane Bryant Quinn) serve until the 2018 Annual Meeting.

Independence

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board is subject to the standards of independence of the NYSE MKT rules.  As a result of its annual review of independence of the Board, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, and Jane Bryant Quinn meet NYSE MKT independence standards and that all of the members of the Audit Committee meet the applicable NYSE MKT heightened standards for independence.

Board Leadership Structure

Dr. Hagengruber currently serves as Chairman of the Board of Directors. Mr. Loudermilk currently serves as Chief Executive Officer of the Company. The Company believes it is the Chairman's responsibility to lead the Board of Directors and the Chief Executive Officer's responsibility to lead the day-to-day operations of the Company. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chairman who is responsible for leading the Board, which allows the Chief Executive Officer to focus on running the Company. This separation of responsibilities ensures that there is no duplication of effort between the Chairman and Chief Executive Officer. We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

In addition, the non-management directors meet at the end of every Board meeting in executive session. The executive sessions of non-management directors are presided over by the director who is the Chairman of the committee responsible for the issues being discussed. Any director may request an executive session of non-management directors to discuss any matter of concern.

Board's Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters. The Audit Committee oversees the audit function and the Company's ethics programs. The Audit Committee members meet separately with representatives of the Company's independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.

Meetings of the Board of Directors

The Board held thirteen meetings during the fiscal year ended December 31, 2015.  During the 2015 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he/she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he/she served (during the periods that he/she served).

Board Member Attendance at Annual Meetings

The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and two directors attended the Annual Meeting in 2015.  Mr. Loudermilk was appointed Chief Executive Officer on August 3, 2015 and did not attend the 2015 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Management Committee (which incorporates both the Executive Committee and the Nominating Committee), the Audit Committee, and the Compensation Committee. As an NYSE MKT listed company, we are subject to the NYSE MKT listing standards.  The Company is required under the NYSE MKT listing standards to have a majority of independent directors and all of the members of the audit, nominating and compensation committees are required to comply with additional, heightened independence standards applicable to service on any of those committees.

Management/Executive/Nominating Committee.  The Management Committee (incorporating the Executive and Nominating Committees) consists of Dr. Hagengruber (Chairman), Mr. Lewis, and Ms. Quinn. All three members are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. When performing Nominating Committee functions, the Management Committee selects and recommends to the full Board nominees for election as directors. The Nominating Committee and Executive Committee did not meet separately during fiscal year 2015 but the Board as a whole considered all Nominating Committee and Executive Committee matters.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Audit Committee.  The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NYSE MKT listing standards. In addition, the Board has determined that Mr. Lewis is an "audit committee financial expert" as defined by applicable SEC and NYSE MKT rules. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee makes recommendations to the full Board concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during fiscal year 2015. See "Audit Committee Report" below. The Audit Committee Charter is available on our website at www.gses.com.

Compensation Committee.  The Compensation Committee consists of Mr. Lewis and Ms. Quinn (Chairman).  Mr. Lewis and Ms. Quinn are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. The Compensation Committee is responsible for recommending to the full Board the compensation for the Company's executive officers, including the granting of awards under the Company's Long-Term Incentive Plan. The Compensation Committee did not hold separate formal meetings during fiscal year 2015 but the members of the Compensation Committee provided their advice and recommendations to the Board as a whole on all Compensation Committee matters.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Communications with the Board of Directors

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chairman of the Audit Committee.

Stockholder Proposals

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2017 Annual Meeting must do so by December 27, 2016; provided, however, that in the event that the Company holds its 2017 Annual Meeting more than 30 days before or after the one-year anniversary date of the 2016 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received in its Quarterly Report on Form 10-Q. Any such proposal must be submitted in compliance with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, as well as the requirements of the Company's Bylaws.

In accordance with the Company's Bylaws, to be considered at the 2017 Annual Meeting, stockholder proposals must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the 2017 Annual Meeting; provided, however, that in the event that the 2017 Annual Meeting is called to be held before the first Thursday in the month of May, notice by the stockholder must be so received no later than the close of business on the tenth day following the day on which notice of the date of the 2017 Annual Meeting was given in order to be timely.

Further, Section 2.7 of the Company's Bylaws requires a stockholder to give written notice of his or her intent to submit a stockholder proposal containing, among other things:

•	the names and addresses of the proponent and any persons acting in concert with the proponent and how those names and addresses appear in the Company's records;

•	the class and number of shares beneficially owned by all such identified persons;

•	a description of the proposal; and

•	any other information that the Board reasonably determines is necessary or appropriate to enable the Board and the stockholders to consider the proposal.

If the Board or a designated committee or the officer who presides at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or otherwise does not comply with applicable laws, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. If the deficiency is not cured, the proposal may not be presented at the meeting.

Copies of the Company's Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company's address set forth above.

Stockholder Nominations

The Nominating Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with our Bylaws and the procedures established by the Nominating Committee, described below.  Written notice of all stockholder director nominees proposed for election at the 2017 Annual Meeting must be received by the Nominating Committee at our principal executive office not later than 60 days, and no earlier than 90 days prior to the 2017 Annual Meeting.  However, in the event that the 2017 Annual Meeting is called to be held before the first Thursday in the month of May, notice by the stockholder must be so received no later than the close of business on the tenth day following the day on which notice of the date of the 2017 Annual Meeting was given in order to be timely. The written notice must contain the following material elements, as well as any other information reasonably requested by the Company or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee's background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

The Committee applies the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service). Each director nominee is evaluated in the context of the Board's qualifications, as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company's policy that any transactions with related parties are to be reviewed and approved by the Company's Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Corporate Secretary in writing to the following address: GSE Systems, Inc., Attn: Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the "Reporting Persons"), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE MKT. These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that all forms were filed in a timely manner in 2015, other than a Form 3 filed on behalf of Paul Abbott on December 4, 2015, which reported an event that occurred on June 3, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2015, with management and with BDO USA, LLP, the Company's independent registered public accounting firm for 2015;

•
discussed with BDO USA, LLP the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board ("PCAOB") Statement on Auditing Standards No. 16, Communications with Audit Committees;

•
received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with BDO USA, LLP its independence from the Company and its management;

•
discussed with BDO USA, LLP the overall scope and plans of their audit.  The Committee met with BDO USA, LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC; and

•	selected BDO USA, LLP as the Company's independent accountants for the year 2016. Such selection is being submitted for ratification by the stockholders at the Annual Stockholders' Meeting.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L. Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accountants. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of BDO USA, LLP for services of any kind be directed to the Company's Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by BDO USA, LLP to the Company for the years ended December 31, 2015 and 2014. The Audit Committee approved 100% of the services described in the following table.

	2015	2014

Audit fees (1)	$353,000	$344,500

Audit-related fees (2)	18,500	73,000

Tax fees	-	-

All other fees	-	-

Total Fees	$371,500	$417,500

(1)
Audit fees consisted of fees for the audit of the Company's consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.

(2)
Audit related fees consisted of fees for the audit of the financial statements of the Company's 401(k) Savings Plan.  In 2014 these fees also include prior period audits and review of Hyperspring, LLC, in connection with the Company's acquisition thereof.

There were no other fees except as outlined in the above table.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On March 21, 2014, KPMG LLP ("KPMG") was dismissed as the Company's independent registered public accounting firm.  The change was recommended by the Audit Committee and approved by the Board of Directors. The audit report of KPMG on the consolidated financial statements of the Company as of and for the year ended December 31, 2013, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2013, and through March 26, 2014, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

EXECUTIVE COMPENSATION

Compensation Structure

The Compensation Committee consists entirely of independent directors in accordance with NYSE MKT listing standards. The Compensation Committee is responsible for overseeing and making recommendations to the full Board with respect to the Company's compensation program for its executive officers and for recommending to the full Board the granting of awards under the Company's Long-Term Incentive Plan. The Compensation Committee bases its recommendations on both individual performance and the Company's financial results, and may engage outside compensation consulting services as needed.  No compensation consultants were used during 2015. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company's Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the NYSE MKT listing standards, may not be present during voting or deliberations as to his compensation.  In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company's Audit Committee or a majority of the independent directors may review the proposed compensation arrangement.

Philosophy.  The compensation program for the executive officers of the Company is developed and administered by the Board of Directors and its Compensation Committee. Overall compensation policies regarding non-executive officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's executive compensation program are: (1) to attract, retain and reward talented and productive executive officers who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; and (3) to align compensation and interests of the executive officers with those of the stockholders by rewarding executive officers according to their contribution to the Company's success.

Implementation Guidelines.  To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria considered with respect to each of these components are set forth below.  Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary to attract or retain unusually qualified executives.

Base Salary.  The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The Company regularly uses a compensation data survey which provides salary data based upon business focus, executive job descriptions, geographic location and size of the company,  but which does not identify the component companies by name.  The level of base salary within the range of competitive salaries is determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills.  Such determination is made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all non-executive officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries are targeted within such competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary or appropriate to attract or retain unusually qualified executives.  Annual or other base salary adjustments are based on individual and company performance, as well as other market factors, such as changes in the Consumer Price Index.

Bonus Awards.  We pay bonus award compensation in order to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company. The Compensation Committee administers incentive awards for the Company's executive officers. The Compensation Committee, with input from the Chief Executive Officer, reviews and assesses (i) the extent to which the overall Company performance goals have been met during the year, (ii) each executive officer's individual performance for the year and (iii) the Target Bonus Amount set forth in each executive officer's Employment Agreement, and makes awards to the Company's executive officers on the basis of that review. Management of the Company is responsible for awarding bonus amounts to non-executive officers and employees of the Company, taking into account the general compensation philosophy of the Company.

Long-Term Incentive Awards.  The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the "Plan").  We pay long-term incentive compensation because we believe it aligns the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance that will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights, restricted stock units ("RSUs"), performance restricted stock units ("PRSUs"), and other incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee has discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.  A total of 877,500 restricted stock units were granted to the Named Executive Officers in 2015 as outlined below in the "Grants of Plan-Based Awards" table.

In general, the Compensation Committee's decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer's level of responsibility, performance, current salary, prior year bonus and other compensation awards.  In all cases, the Compensation Committee's specific decisions regarding 2015 executive officer compensation were ultimately based upon the Compensation Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company's performance.

Retirement and Other Benefits.  The Company encourages its employees to save for retirement and, as such, offers a 401(k) savings plan.  The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees (excluding Hyperspring, LLC), including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis.  The Company matches 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants, up to a maximum per participating employee of $5,300 per annum.

In 2015, the Named Executive Officers were eligible to participate in the Company's health and welfare programs that are generally available to other U.S. Company employees (excluding Hyperspring, LLC), including medical, dental, basic life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.  In addition, the Named Executive Officers receive supplemental life insurance coverage of two times annual salary, not to exceed $750,000 of coverage in combination with the basic life coverage.  The premiums for the supplemental insurance are paid by the Company.

Termination Benefits.  The Company has entered into employment agreements and separation agreements with certain Named Executive Officers that provide for specified benefits upon termination.  See the discussion of their employment agreements and separation agreements under "Employment Agreements" and "Separation Agreements," respectively, below.

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer ("PEO"), our two most highly compensated officers other than the PEO, our former PEO whose employment was terminated on July 31, 2015, and our former General Counsel whose employment was terminated on October 30, 2015.

		Annual Compensation
Name and Principal				Stock	All Other
Position	Year	Salary	Bonus	Awards(1)	Compensation		Total

James A. Eberle	2015	$335,453	$-	$-	$13,866	(2)	$349,319
Former Chief Executive Officer	2014	$322,900	$-	$-	$15,509	(3)	$338,409
Kyle J. Loudermilk	2015	$131,250	$25,000	$631,000	$4,014	(4)	$791,264
Chief Executive Officer	2014	$-	$-	$-	$-		$-
Lawrence M. Gordon	2015	$247,947	$4,800	$-	$13,099	(5)	$265,846
Former Sr. Vice President & General Counsel	2014	$238,680	$-	$-	$13,323	(6)	$252,003
Jeffery G. Hough	2015	$237,205	$-	$17,000	$13,984	(7)	$268,189
Sr. Vice President & CFO	2014	$228,340	$-	$-	$12,134	(8)	$240,474
Gill R. Grady	2015	$226,462	$-	$6,375	$10,285	(9)	$243,122
Sr. Vice President	2014	$218,000	$-	$-	$10,498	(10)	$228,498

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2016.

(2)	Consists of $5,300 for Company retirement plan matching, $788 for executive group term life insurance premiums, and $7,778 for personal vehicle expenditures.
(3)	Consists of $5,200 for Company retirement plan matching, $1,260 for executive group term life insurance premiums, and $9,049 for personal vehicle expenditures.
(4)	Consists of $1,458 for Company retirement plan matching, $248 for executive group term life insurance premiums, and $2,308 for personal vehicle expenditures.
(5)	Consists of $4,131 for Company retirement plan matching, $4,208 for executive group term life insurance premiums, and $4,760 for personal vehicle expenditures.
(6)	Consists of $3,978 for Company retirement plan matching, $5,283 for executive group term life insurance premiums, and $4,062 for personal vehicle expenditures.
(7)	Consists of $4,546 for Company retirement plan matching, $4,111 for executive group term life insurance premiums, and $5,327 for personal vehicle expenditures.
(8)	Consists of $4,376 for Company retirement plan matching, $3,282 for executive group term life insurance premiums, and $4,476 for personal vehicle expenditures.
(9)	Consists of $4,529 for Company retirement plan matching, $2,636 for executive group term life insurance premiums, and $3,120 for personal vehicle expenditures.
(10)	Consists of $4,360 for Company retirement plan matching, $3,117 for executive group term life insurance premiums, and $3,021 for personal vehicle expenditures.

Grants of Plan-Based Awards

The following table provides information on performance restricted stock units granted to the Named Executive Officers during the fiscal year ended December 31, 2015.

	Number of	Grant Date
	Stock Units	Fair Value
Kyle J. Loudermilk	850,000	$631,000
Jeffery G. Hough	20,000	17,000
Gill R. Grady	7,500	6,375

Outstanding Equity Awards at December 31, 2015

The following tables set forth certain information with respect to unexercised options and unvested PRSU awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2015.

	Option Awards					Stock Awards
						Equity incentive plan awards:
	Number of					Number		Market value of
	Securities Underlying			Option		of shares		shares or
	Unexercised Options			Exercise	Option	or units of		units of
	at 12/31/2015			Price	Expiration	stock that have		stock that have
Name	Exercisable	Unexercisable		($/share)	Date	not vested		not vested ($) (1)

James A. Eberle	40,000	-		$3.40	10/28/2017
	200,000	-		$1.85	11/11/2018

Kyle J. Loudermilk						850,000	(2)	$2,040,000

Lawrence M. Gordon	10,000	-		$3.40	10/28/2017
	100,000	-		$1.85	11/11/2018

Jeffery G. Hough	40,000	-		$5.95	10/23/2018
	20,000	-		$3.40	10/28/2017
	80,000	20,000	(3)	$1.85	11/11/2018
						20,000	(4)	$48,000

Gill R. Grady	40,000	-		$5.95	10/23/2018
	20,000	-		$3.40	10/28/2017
	80,000	20,000	(3)	$1.85	11/11/2018
						7,500	(5)	$18,000

(1)	Market value is based on the closing market price of our Common Stock on December 31, 2015 of $2.40.
(2)
These PRSUs vest as follows: (a) 200,000 shares vest when the volume weighted average price ("VWAP") of the Company's common stock over a 90 day period exceeds $2.50 per share; (b) 200,000 shares vest when the VWAP of the Company's common stock over a 90 day period exceeds $3.25 per share; (c) 200,000 shares vest when the VWAP of the Company's common stock over a 90 day period exceeds $4.25 per share; and (d) 250,000 shares vest when the VWAP of the Company's common stock over a 90 day period exceeds $6.00 per share.

(3)	All of these options vest on November 11, 2016.
(4)	These PRSUs vest as follows: 20,000 shares vest when the VWAP of the Company's common stock over a 90 day period exceeds $2.50 per share.
(5)	These PRSUs vest as follows: 7,500 shares vest when the VWAP of the Company's common stock over a 90 day period exceeds $2.50 per share.

Employment Agreements-- As of January 1, 2015, all of the Named Executive Officers in office at that time, entered into new employment agreements.  The terms of all of such agreements are summarized below.

The Board of Directors of the Company approved entering into Employment Agreements (the "Employment Agreements") with each of such Named Executive Officers (the "Executive Officers").  The Employment Agreements were effective as of January 1, 2015 (the "Effective Date"), and the term of each Employment Agreement runs from January 1, 2015, through December 31, 2016 (the "Term").  On each anniversary of the Effective Date, the Term is automatically extended by one additional year, unless either party provides written notice to the other of its intention not to extend the Term at least 10 days' prior to the end of the then current Term.

Effective January 1, 2015, the base salaries for each of the following Executive Officers were as follows:

James A. Eberle	$336,000
Lawrence M. Gordon	248,350
Jeffery G. Hough	237,590

The base salary will be reviewed at least annually by the Compensation Committee and the Compensation Committee may, but is not be required to, increase (but not decrease) the base salary during the Term.

For each calendar year of the Term, Messrs. Gordon and Hough would be eligible to earn an annual bonus award of up to 25% of base salary (Mr. Eberle up to 50% of base salary), based upon the achievement of annual performance goals established by the Compensation Committee.  In addition, at the discretion of the Compensation Committee, in 2015 Messrs. Gordon and Hough were eligible to receive a bonus of up to $50,000 and $15,000, respectively, based upon the results of operation of Hyperspring LLC for the six-month period ended June 30, 2015.  No such bonus was earned or paid, however.

The Company is required to pay the monthly medical and dental insurance premiums for each Executive Officer in association with Company-provided health insurance plans.  Each Executive Officer is entitled to receive vacation in accordance with the Company's policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each Executive Officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and reasonable customer entertainment expenses.

The Company may terminate each Employment Agreement for cause.  Examples of "cause" include (i) the willful and continued failure by the Executive Officer to substantially perform his duties or obligations, after written demand for substantial performance is delivered by the Company, (ii) the willful engaging by the Executive Officer in misconduct which will have a material adverse effect on the reputation, operations, prospects or business relations of the Company, (iii) the conviction of the Executive Officer of any felony or the entry by the Executive Officer of any plea of nolo contendere in response to an indictment for a crime involving moral turpitude, (iv) the  abuse of alcohol, illegal drugs or other controlled substances which impact the Executive Officer's performance of his duties or (v) the material breach by the Executive Officer of a material term or condition of his Employment Agreement.

Notice of termination must be in writing and must state the reason for termination. The Executive Officer (with his attorney) will have the opportunity to be heard by the Company's Board of Directors.  In the event of termination for cause, the Executive Officer will continue to receive his full salary through the date of termination.  In the event of disability, the Executive Officer will continue to receive his full salary (less any sum payable under the Company's disability benefit plan) until his employment is terminated.

If the Executive Officer's employment is terminated by the Company for a reason other than (i) death, (ii) disability or (iii) cause, upon the Executive Officer's execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "Release") and such Release becoming effective within 21 days following the date of termination, the Executive Officer will be entitled to receive his full salary and to continue participating in all medical, dental and life insurance benefits for a period of 12 months (18 months for Mr. Eberle). In addition, all options to purchase the Company's common stock granted to the Executive Officer under the Company's option plan or otherwise will immediately become fully vested and will terminate on such date as they would have terminated if his employment by the Company had not been terminated.

In the event a Change of Control (as defined in the Employment Agreement) of the Company occurs and the Executive Officer terminates his employment for Good Reason (as defined in the Employment Agreement), then for a period of 12 months (18 months for Mr. Eberle) from the date of his termination, the Executive Officer will continue to receive salary and all benefits that he is receiving as of the date the Change of Control occurs. In addition, the Executive Officer would also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.  The total termination benefit that would be provided to the Executive Officers under the Employment Agreements is as follows:

					Total
					Termination
	Salary (1)	Bonus (2)	Equity (3)	Benefits	Benefit
James A. Eberle	$504,000	$-	$-	$3,488	$507,488
Lawrence M. Gordon	248,350	-	-	4,429	252,779
Jeffery G. Hough	237,590	-	-	9,760	247,350

(1)	Salary would be paid on a semi-monthly basis over a one-year period (18-month period for Mr. Eberle).
(2)	Average of the bonus payments for 2015 and 2014.
(3)	Calculated by multiplying the underlying unvested options by the difference between the exercise prices of the underlying unvested options and the December 31, 2015 closing price ($2.40).

Separation Agreements-- Effective July 31, 2015, Mr. Eberle stepped down as Chief Executive Officer and also resigned from the Board of Directors pursuant to the terms of a Separation Agreement and General Release (the "Eberle Separation Agreement").  The Eberle Separation Agreement provides for (a) a separation payment equal to twelve (12) months' salary, to be paid at such intervals as salaries are generally paid to executive officers of the Company.  During that same period, (b) Mr. Eberle's continued participation in the Company's 401(k) plan, and (c) full vesting acceleration of Mr. Eberle's options, which will remain exercisable until their stated expiration dates.  Mr. Eberle also was eligible to receive a one-time lump sum payment of $25,000, but this amount was not earned or paid.  In exchange for the severance compensation, Mr. Eberle granted the Company a standard, broad release of claims against the Company.  In addition, the non-solicitation, non-disparagement and confidentiality covenants in Mr. Eberle's Employment Agreement will continue following his separation for the duration stated in the Employment Agreement.

Effective October 30, 2015, Mr. Gordon was terminated as Senior Vice President and General Counsel of the Company.  On November 2, 2015, Mr. Gordon and the Company entered into a Separation and Release of Claims Agreement (the "Gordon Separation Agreement").  The Gordon Separation Agreement requires the Company to (a) pay Mr. Gordon a separation payment equal to twelve (12) months' salary, to be paid at such intervals as salaries are generally paid to executive officers of the Company; (b) make a lump sum payment to Mr. Gordon in the amount of $4,800 on or before December 31, 2015; (c) pay all of Mr. Gordon's premiums required for the continuation of his health benefits as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA), as long as he is eligible for the same or until October 31, 2016; and (d) reimburse Mr. Gordon for all reasonable business expenses incurred prior to October 30, 2015.  All outstanding options held by Mr. Gordon immediately vested on October 30, 2015, and will expire in accordance with their stated expiration dates.

Loudermilk Employment Agreement-- Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015 (the "Loudermilk Employment Agreement"), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2017, unless either Mr. Loudermilk or the Company decides not to extend the term. The Company will pay Mr. Loudermilk a base salary of $350,000, and a bonus of $112,500, for 2015. $25,000 of the bonus was paid to Mr. Loudermilk in August 2015, and the remainder was paid in February 2016.  Thereafter, Mr. Loudermilk is eligible for a bonus of up to 50% of his base salary, subject to achievement of annual performance goals. Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.

Mr. Loudermilk was also granted 850,000 performance-restricted stock units ("PRSUs") upon signing of the Agreement, the terms of which are described in a Restricted Share Unit Agreement (the "Grant"). The Grant provides that the PRSUs are payable in shares of the Company's common stock, subject to vesting based on the volume weighted average price ("VWAP") of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 90 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$2.50	200,000
$3.25	200,000
$4.25	200,000
$6.00	250,000

Any PRSUs that have not vested on or before June 30, 2021 will expire. In addition, any unvested RSUs will terminate upon termination of Mr. Loudermilk's employment except as follows:

If employment is terminated other than due to death, disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
On or before June 30, 2016	75%
After June 30 2016, but before June 30, 2017	65%
On or after June 30, 2017 but before June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

If the Company undergoes a Change of Control (defined below) either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Loudermilk terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above, Mr. Loudermilk's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
On or before June 30, 2018	100%
On or after June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after June 30, 2018	If VWAP is less than or equal to$2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

During each fiscal year of his employment, starting with fiscal year 2016, Mr. Loudermilk will have the potential to earn 75% of his salary in PRSUs, RSUs, non-qualified stock options or a combination thereof based upon established performance criteria.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur. If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk's death, disability or for "Cause", the Company will pay him through the date of termination. Termination for "Cause" includes: willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of the a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for "Good Reason", the Company will pay Mr. Loudermilk 12 months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that 12 month period. He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year. Mr. Loudermilk may terminate the Loudermilk Employment Agreement for "Good Reason" if: his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Loudermilk Employment Agreement by the Company. In addition, he may treat the Company's election not to allow the term of the Loudermilk Employment Agreement to automatically extend as "Good Reason" to terminate the Loudermilk Employment Agreement.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change in Control that are different from those described above. Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below). Those benefits are payable in lieu of any other termination benefits and consist of the following: Mr. Loudermilk will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place. A "Change of Control" occurs if either of the following events occur: (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve: (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company's assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

The foregoing is a brief description of the terms of the employment agreements and separation agreements which, by its nature, is incomplete.  It is qualified in its entirety by the text of the respective agreements, which were filed as exhibits to Current Reports on Form 8-K, filed with the SEC on March 19, 2015, July 31, 2015, and November 4, 2015, and incorporated herein by reference.  All readers of this proxy are encouraged to read the entire text of the agreements.

COMPENSATION OF DIRECTORS

In light of the Company's operating results, the Company suspended the cash portion of director compensation for the fiscal year 2014 but continued the annual grant of stock options to each independent director described below.  In January 2015, the Company reinstituted the cash compensation for directors that was previously utilized in 2013 and is described below.

·
Annual Retainer:  An annual retainer of $12,000 is paid to all directors who do not chair a committee and are classified as "independent directors" based upon the SEC and NYSE MKT criteria for independent directors.  The Chairman of the Compensation Committee and the Chairman of the Audit Committee are each paid an annual retainer of $25,000 per year.

·
Board and Committee Meeting Attendance Fees:  Independent directors are paid $1,500 for each Board meeting attended.  Members of the Audit Committee and the Compensation Committee receive $500 for each committee meeting attended.

·
Stock Options:  On an annual basis, each independent director is awarded non-qualified Company stock options to purchase 10,000 shares of the Company's common stock, pursuant to the Company's Plan.  In the future, the Company may elect to award PRSUs or RSUs rather than stock options.

The table below summarizes the compensation paid by the Company to directors who are not included in the Executive Summary Compensation Table above.

	Fees earned
	or Paid in	Stock	Option
	Cash	Awards (1)	Awards (1)	Total

Sheldon L. Glashow	$30,500	$	$8,006	$38,506
Roger L. Hagengruber	36,750		8,006	44,756
Joseph W. Lewis	46,500		8,006	54,506
Christopher D. Sorrells (2)	26,000	15,500	15,918	57,418
Jane Bryant Quinn	38,000		8,006	46,006

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock award and option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2015, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2016.  The aggregate number of option awards outstanding at fiscal year-end for each director was as follows:  for Dr. Glashow, 70,000 options; for Dr. Hagengruber, 70,000 options; for Mr. Lewis, 70,000 options; for Mr. Sorrells, 50,000 options; and for Ms. Quinn, 75,833 options.

(2)	As of August 25, 2015, Mr. Sorrells became an employee of the Company and is no longer an independent director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Lewis and Ms. Quinn (Chairman).  No member of the Compensation Committee has served as a Company officer or employee at any time.  None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1: Election of Directors

Currently there are six directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

The terms of Kyle J. Loudermilk and Christopher D. Sorrells will expire at the 2016 Annual Meeting. These directors have been nominated to stand for reelection at the meeting to hold office until the 2019 Annual Meeting and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned "Information About Directors and Executive Officers."

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of the nominees. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
KYLE J. LOUDERMILK AND CHRISTOPHER D. SORRELLS

Proposal 2: Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company's executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2011 Annual Meeting that the Company hold a "say on pay" vote every year.
Our executive compensation programs are designed to support the Company's long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•	to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company's success.
We urge stockholders to read the "Executive Compensation" disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following non-binding resolution at the 2016 Annual Meeting:
RESOLVED, that the stockholders of GSE Systems, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company's 2016 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board has appointed the firm of BDO USA, LLP ("BDO") as independent registered public accountants of the Company for 2016.  BDO was also the Company's independent registered public accountants for fiscal year 2015.  Although stockholder approval of the selection of BDO is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection as is a common practice with other publicly traded companies.  Representatives of BDO are expected to attend the 2016 Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  The Board has been advised by BDO USA, LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

For a description of the Audit Committee's pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned "Audit Committee Pre-Approval of Audit and Non-Audit Services."

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholders' ratification of the appointment of BDO USA, LLP will not impact the Audit Committee's responsibility pursuant to its charter to appoint, replace and discharge the independent auditors. If the stockholders do not ratify the appointment of BDO USA, LLP, the Board of Directors may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal 4:  Approval of the Company's 1995 Long-Term Incentive Plan (As Amended and Restated, Effective April 22, 2016)

The Board proposes that the stockholders of the Company approve an amendment to the Plan.  Prior to the amendment, there are 6,500,000 shares reserved for issuance under the Plan, however, as of the Record Date, 1,017,207 shares are available for grant under the Plan.

The Board requests and recommends the stockholders ratify and approve the proposed 1995 Long-Term Incentive Plan, as Amended and Restated, effective April 22, 2016 (the "Amended and Restated Plan"), which provides for reservation of an additional 1,000,000 shares of common stock for issuance thereunder in accordance with the Company's Bylaws and Delaware General Corporation Law.  The Amended and Restated Plan also adds certain technical and clarifying amendments intended to (a) increase the Company's ability to use the Plan to recruit and hire senior executives and other critical employees, (b) ensure the Plan's compliance with applicable law including Sections 162(m) and 409A of the Internal Revenue Code of 1986 (the "Code"), and (c) extend the term of the Plan, which is scheduled to terminate on June 30, 2018, through April, 21, 2026.  The Amended and Restated Plan is attached as Exhibit A.

As with prior amendments to the Plan, the purpose of increasing the number of shares of common stock available for issuance under the Amended and Restated Plan is to ensure that the Company has sufficient shares of common stock available for issuance in order to maintain its ability to continue to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors and consultants essential to its long-term growth and financial success, through the issuance of option grants and other awards and to provide additional incentive by permitting certain key individuals whose efforts have materially contributed to the Company's success to be eligible to participate as owners of the Company.  The Amended and Restated Plan provides for a total of 7,500,000 shares of common stock which may be issued upon the exercise of options or other awards granted thereunder.

In addition, while the Plan currently sets a limit of 400,000 shares for awards to any one individual within a single fiscal year, the Amended and Restated Plan permits the Company to issue a multiple of three times that number of shares of common stock within a single fiscal year to an individual in connection with a new hire or internal promotion into a new position.  The Amended and Restated Plan also adds a limitation of a maximum cash amount payable in connection with awards of any combination that may be granted during any one fiscal year equal to 400,000 times the fair market value per share of the Company's common stock, subject to certain exceptions.  The purpose of establishing these updated limits is both to improve the Company's ability to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors and consultants essential to its long-term growth and financial success, and to assist with Plan administration and to improve the Plan's overall consistency with best practice for such plans and compliance with applicable law.

The Amended and Restated Plan now also includes more detailed guidelines for the criteria upon which the Company may grant performance-based awards, including the following performance criteria:  Company earnings or profitability, return on investment or similar measurements, other investment performance targets, cash flow, liquidity, equity or measurements of return on equity, or strategic goals or milestones.  The Amended and Restated Plan also specifies factors upon which the Plan administrator may make objectively determinable adjustments to the measurement or calculation of performance goals in connection with awards under the Plan.  As described previously, these changes assist with Plan administration and improve the Plan's overall consistency with best practice for such plans and compliance with applicable law.

The following is a summary of the material provisions of the Amended and Restated Plan, which is qualified in its entirety by the terms of the Amended and Restated Plan that is attached to this Proxy as Exhibit A.  A copy of the Amended and Restated Plan may also be obtained from the Plan Administrator at the Company's executive offices located at 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784.

Purpose

The purpose of the Amended and Restated Plan is to promote the long-term growth and profitability of the Company.  The Amended and Restated Plan is administered by the Board or a committee of the Board (the "Administrator").  The Amended and Restated Plan permits the grant to employees, directors or consultants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of these.

Outstanding equity awards represent potential future stock issuances that would, upon exercise result in diluting the percentage ownership of each investor.  As a percentage of the Company's outstanding stock, the impact of outstanding equity awards serves as a measure of future dilution.  In addition, shares reserved for future equity awards under the Company's stock plans can eventually dilute stock ownership as equity awards are granted and exercised.

Employees often choose not to exercise vested options and hold on to them for possible future exercise.  Delaying to exercise vested options can have the effect of causing relatively high levels of outstanding options.

Intellectual capital, including the know-how of key employees of an acquired company, is a value component in most acquisitions.  Equity awards are frequently granted to employees of an acquired company to ensure business continuity in order to fully realize the value of the acquired company and its technologies.  Thus, acquisitions can result in an increase in the level of equity awards.

Shares Subject to the Plan

Subject to certain adjustments, the maximum number of shares of common stock that may be issued subject to awards granted under the Plan is 6,500,000 shares. The Amended and Restated Plan would increase the number of shares reserved for issuance by 1,000,000 shares to a maximum of 7,500,000 shares.

If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of common stock, or if any shares are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the Plan, except as follows.  Any shares of common stock that are surrendered to the Company in connection with any award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Code.

Under the Plan, the maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual is limited to 400,000 shares, subject to certain exceptions.  The Amended and Restated Plan adds a limit on the maximum amount of cash payable for awards granted during any one fiscal year of the Company to any one individual, which is the amount equal to 400,000 times the fair market value per share of common stock, subject to certain exceptions.  These two limits, however, are multiplied by three under the Amended and Restated Plan for an individual in connection with a new hire or internal promotion into a new position.  In addition, under the Plan, these per-individual limits will not be adjusted to effect a restoration of shares of common stock with respect to which the related award is terminated, surrendered or canceled.

The Company's common stock might be affected by changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like.  If that happens, the Administrator is required to make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to awards and to the number, kind and price of shares covered by outstanding awards.  In addition, the Administrator is required to make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash, shares, or other securities of the Company or of any other entity, or in any other matters that relate to awards as the Administrator determines.

Administration

The Administrator has the powers vested in it by the terms of the Amended and Restated Plan, including determining the types of awards to be granted, number of shares covered by each award, the exercise price, vesting conditions, prescribed grant agreements evidencing such awards, and the establishment of programs for granting awards.  The Administrator has the authority to administer and interpret the Amended and Restated Plan and to adopt and interpret the rules, regulations, agreements, guidelines and instruments as it determines are necessary or advisable.  In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors deemed relevant in accomplishing the purposes of the Amended and Restated Plan.

Duration, Amendment, and Termination

If approved by the Company's stockholders, the Amended and Restated Plan is effective as of April 22, 2016, and will terminate on April 21, 2026.  All awards made under the Amended and Restated Plan will remain in effect until such awards have been satisfied or terminated in accordance with the Amended and Restated Plan and the terms of such awards. The Board may terminate, amend, or modify the Plan, or any portion of the Plan, at any time.

Eligibility and Participation

All employees, officers, directors, and consultants of the Company and any affiliate is eligible to be selected by the Administrator to participate in the Plan.  As of April 22, 2016, approximately 252 employees and four nonemployee directors of the Company were eligible to participate in the Plan.

Awards

The Plan authorizes the Administrator to award stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock (or restricted stock units), and performance awards.

Stock Options.  Grants of options made under the Amended and Restated Plan are intended to qualify as either incentive stock options ("ISO") or non-qualified stock options ("NSO") as governed by Sections 422 and 83 of the Code, respectively.  Under applicable law, however, ISOs are available only for employees of the Company or any of its subsidiaries.  ISOs must have an exercise price at least equal to fair market value on the date of grant, but NSOs may be granted with an exercise price less than fair market value.  Under the Amended and Restated Plan, "fair market value" generally means the last reported sale price per share of the Company's common stock on the New York Stock Exchange.  As of April 26, 2016, the fair market value of shares of the Company's common stock was $2.55 per share.

Stock Appreciation Rights.  The Amended and Restated Plan permits the Administrator to grant stock appreciation rights.  A stock appreciation right entitles the holder to receive a payment in cash, shares of the Company's common stock or a combination of both, as determined by the Administrator and specified in the applicable grant agreement.  The amount payable upon exercise is equal to the product of (1) the excess of (a) the fair market value on the exercise date of one share of the Company's common stock over (b) the base price per share specified in the grant agreement, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock Awards.  The Administrator may grant restricted or unrestricted stock awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law.  A stock award may be paid in common stock, cash, or both, as determined in the sole discretion of the Administrator.

Restricted Stock Unit Awards.  Restricted stock unit awards granted to a participant are credited to a bookkeeping reserve account solely for accounting purposes and do not require segregation of any of the Company's assets.  An award of restricted stock units may be settled in common stock, cash, or a combination of both, as determined in the sole discretion of the Administrator.  Except as otherwise provided in the applicable grant agreement, a recipient of a restricted stock unit award has none of the rights of a holder of shares of common stock represented by the restricted stock unit award solely as a result of the grant of the award.

Performance Awards.  For the Company to avail itself of the tax deductibility of "qualified performance-based compensation" (as defined under Section 162(m) of the Code) paid to certain executive officers, the Amended and Restated Plan provides that the Administrator may grant performance awards that become payable on account of attainment of one or more performance goals established by the Administrator.  A performance goal can be based on one or more of the following business criteria:

·
Earnings or Profitability:  any derivative of revenue; earnings or loss (gross, operating, net, or adjusted); earnings or loss before interest and taxes ("EBIT"); earnings or loss before interest, taxes, depreciation, and amortization ("EBITDA"); profit margin; operating margin; or expense level or ratio; in each case, as may be adjusted exclude any of the following:  interest expense, asset impairment or investment losses, or early extinguishment of debt or stock-based compensation expense;

·	Return: any derivative of return on investment, assets, equity, or capital (total or invested);

·	Investment: relative risk-adjusted investment performance or investment performance of assets under management;

·
Cash Flow:  any derivative of operating cash flow, cash flow sufficient to achieve a financial ratio or specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, or working capital;

·	Liquidity: any derivative of debt leverage (including debt to capital, net debt to capital, debt to EBITDA or any other liquidity ratio);

·
Equity:  any derivative of return on equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings or loss per share (basic or diluted, before or after taxes); or

·
Strategic Criteria:  increased market penetration or market share; growth through acquisition; optimization of profit margins; new product or service offerings; progress toward development of internal equity-driven culture or other desired workforce characteristics; divestment of non-core business units; development of a commissioned sales force globally; or other goals that relate to or support Company strategies.

These criteria may apply to a participant, a business unit, or the Company, and in absolute terms or relative to a base period or the performance of a comparable entity, peer group, or index of companies, over such performance period as the Administrator may designate.

The Administrator may make one or more objectively determinable adjustments to the manner in which one or more performance goals is calculated or measured to account for, or ignore, one or more unusual or nonrecurring items or events, changes in applicable law, accounting principles, or business conditions, as specifically listed in the Amended and Restated Plan.

Federal Income Tax Consequences

Stock Options.  Generally, at the time of the grant, federal income tax is not payable by an option holder and the Company does not take a deduction.  Under current tax laws, if an option holder exercises an NSO, the option holder will have taxable income equal to the difference between the fair market price of the common stock on the exercise date and the stock option grant price.

Although no tax consequences generally result from the grant of the option, an option holder who exercises an NSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  An option holder generally will have no taxable income upon exercising an ISO after the applicable holding periods have been satisfied (however, alternative minimum tax may apply), and the Company will not receive a deduction when an ISO is exercised.

Upon exercise of an option, the tax treatment may also vary depending on the amount of time the shares were held and whether they were acquired upon exercise of an ISO or an NSO.  The Company will be entitled to a deduction in the corresponding amount on its income tax return and, if the shares were acquired under an ISO before the applicable holding periods have been satisfied, it may be entitled to a deduction.

Restricted Stock Unit Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit award.  Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date will be taxed as capital gain or loss.  The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Other Considerations.  Effective January 1, 2005, Section 409A to the Code covers most programs that defer the receipt of compensation to a succeeding year.  It also provides strict election deferral and payout timing rules.  In the event an employee fails to comply with Section 409A, significant penalties may be placed on the individual employee.  However, Section 409A does not affect the Company's ability to deduct deferred compensation.

Awards granted under the Amended and Restated Plan may also qualify as "performance-based compensation" under Section 162(m) of the Tax Code.  In order to preserve the Company's federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company's five most highly-compensated executive officers.  Options and other awards which qualify as such must be granted under the Amended and Restated Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the Amended and Restated Plan's limit on the total number of shares that may be awarded to any one option holder during any calendar year.  In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance goal, as established and certified by a committee consisting solely of two or more "outside directors".

The rules governing the tax treatment of options and the receipt of shares in connection with such grants are quite technical; accordingly, the above description of tax consequences is necessarily general in nature and does not purport to be complete.  Moreover, statutory provisions are subject to change, as their interpretation may vary in individual circumstances. Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

New Plan Benefits and Previous Awards

Future awards under the Amended and Restated Plan will be granted at the Administrator's discretion and, therefore, are not determinable.  Details on awards under the Plan that were granted to the Company's Named Executive Officers and directors are found elsewhere in this Proxy.  During the Company's last completed fiscal year, 1,222,500 shares subject to awards under the Plan were granted to all current executive officers.  The table below shows the number of options that have been granted to certain persons and groups since the inception of the Plan.

Name and Principal Position	Option Awards

Kyle J. Loudermilk, Chief Executive Officer	-

Jeffery G. Hough, Chief Financial Officer	331,654

Gill R. Grady, Senior Vice President - Corporate Business Development	282,227

James A. Eberle, Former Chief Executive Officer	320,000

Lawrence M. Gordon, Former Sr. Vice President & General Counsel	200,000

Executive Group	663,881
Non-Executive Director Group	427,591
Non-Executive Officer Employee Group	925,026

No options under the Plan have been granted since its inception to one or more director nominees or associates of any of the following: director nominees, current directors, or executive officers.  No other person has received or will receive five percent of all options granted or will be granted under the Plan.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information for the year ended December 31, 2015:
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,222,333	$3.01	1,242,407
Equity compensation plans not approved by security holders	--	$--	--
Total	2,222,333	$3.01	1,242,407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 1995 LONG-TERM
INCENTIVE PLAN (AS AMENDED AND RESTATED, EFFECTIVE APRIL 22, 2016)

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors

Daniel W. Pugh
Secretary
Sykesville, Maryland

EXHIBIT A

GSE SYSTEMS, INC.
1995 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective April 22, 2016)

1. Restatement, Purpose and Types of Awards

GSE Systems, Inc., a Delaware corporation (the "Corporation"), maintained the GSE Systems, Inc.  1995 Long-Term Incentive Plan (As Amended through March 6, 2014) (the "Prior Plan").  The Prior Plan has been amended and restated, as set forth herein, effective April 22, 2016, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the "Plan").  Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person's approval.

The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2. Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)
"Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)	"Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(c)	"Board" shall mean the Board of Directors of the Corporation.

(d)	"Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)	"Common Stock" shall mean shares of common stock of the Corporation, $.01 par value.

(f)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(g)
"Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the American Stock Exchange or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator.  If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, any business day.

(h)	"Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(i)	"Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

(j)
"Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. Administration

(a)	Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

(b)	Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)	Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)	Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)	Indemnification. To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)	Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 7,500,000 shares of Common Stock.  The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d).  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) and at the end of this paragraph, (a) the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 400,000, and (b) the maximum cash amount payable for Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to the amount equal to 400,000 times the Fair Market Value per Share of Common Stock.  The foregoing per-individual limits are multiplied by three for grants awarded in connection with a new hire or internal promotion into a new position within the Corporation.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. Participation

Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6. Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)	Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)	Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)	Stock Awards. The Administrator may from time to time grant restricted, performance restricted, or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)	Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e)	Performance Awards. The Administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. A performance goal can be based on one or more of the business criteria listed below, which apply to a participant, a business unit, or the Corporation, and in absolute terms or relative to a base period or the performance of a comparable entity, peer group, or index of companies, over such performance period as the Administrator may designate:

(i)
Earnings or Profitability:  any derivative of revenue; earnings or loss (gross, operating, net, or adjusted); earnings or loss before interest and taxes ("EBIT"); earnings or loss before interest, taxes, depreciation, and amortization ("EBITDA"); profit margin; operating margin; or expense level or ratio; in each case, as may be adjusted exclude any of the following: interest expense, asset impairment or investment losses, or early extinguishment of debt or stock-based compensation expense;

(ii)	Return: any derivative of return on investment, assets, equity, or capital (total or invested);

(iii)	Investment: relative risk-adjusted investment performance or investment performance of assets under management;

(iv)
Cash Flow:  any derivative of operating cash flow, cash flow sufficient to achieve a financial ratio or specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, or working capital;

(v)	Liquidity: any derivative of debt leverage (including debt to capital, net debt to capital, debt to EBITDA or any other liquidity ratio);

(vi)
Equity:  any derivative of return on equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings or loss per share (basic or diluted, before or after taxes); or

(vii)
Strategic Criteria:  increased market penetration or market share; growth through acquisition; optimization of profit margins; new product or service offerings; progress toward development of internal equity-driven culture or other desired workforce characteristics; divestment of non-core business units; development of a commissioned sales force globally; or other goals that relate to or support the Corporation's strategies.

The Administrator may make one or more objectively determinable adjustments to the manner in which one or more performance goals is calculated or measured to account for, or ignore, one or more of the following:  (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S.  generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Corporation's core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

7. Miscellaneous

(a)	Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the limit necessary to avoid liability-accounting treatment.

(b)	Loans. To the extent permitted by law, the Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)	Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d)	Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall determine to be necessary or appropriate.

The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that no adjustment shall be made to an Award subject to Code section 409A if the adjustment would violate Code section 409A.

(e)	Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)	Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(g)	Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

(h)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i)	Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

(j)	409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k)	Effective Date; Termination Date. The Plan is effective as of April 22, 2016, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on April 21, 2026. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

This proxy is solicited on behalf of the Board of Directors of GSE Systems. The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Kyle J. Loudermilk   02 Christopher D. Sorrells

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	For	Against	Abstain
2. To vote on a non-binding resolution to approve the Company's executive compensation.	O	O	O
3. To ratify the appointment of BDO USA LLP, an independent registered public accounting firm, as the Company's independent registered public accountants for the current fiscal year.	O	O	O
4. Approval of the Company's 1995 Long-Term Incentive Plan (as Amended and Restated April 22, 2016).	O	O	O

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. O
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000290066_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 7, 2016
This proxy is solicited on behalf of the Board of Directors of GSE Systems

The undersigned hereby constitutes and appoints **Daniel Pugh** and/or **Kyle Loudermilk**, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 at 9:00 a.m. local time, on June 7, 2016 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000280006_2 R1.0.1.25